UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2014

Beam Inc.

(Exact Name of Registrant as Specified in Charter)

_________________________________

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 22, 2014, the board of directors of Beam Inc., a Delaware corporation (the “Company”), authorized the delisting of Beam’s common stock, par value $3.125 per share (the “Common Stock”), on the New York Stock Exchange subject to and upon the completion of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of January 12, 2014 and amended as of March 11, 2014, by and among the Company, Suntory Holdings Limited, a Japanese corporation (“Suntory”), and SUS Merger Sub Limited, a Delaware corporation and a wholly-owned subsidiary of Suntory.

Item 8.01	Other Events.

On April 22, 2014, the Company issued a press release announcing that, in connection with the expected completion of the Merger, the Company has notified the New York Stock Exchange that the Company intends to delist from the New York Stock Exchange the Common Stock and the Company’s 8 5/8% Debentures due 2021 (ticker symbol “BEAM21”) and 7 7/8% Debentures due 2023 (ticker symbol “BEAM23”) (both series of debentures, the “Listed Debentures”), as well as terminate the registration of the Common Stock and the Listed Debentures under Section 12(b) of the Securities Exchange Act of 1934, as amended.

In the press release, the Company indicated its present intention to provide the relevant rating agencies the financial statements that the rating agencies require in order to continue providing credit ratings for the Listed Debentures and the Company’s other outstanding debt.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Beam Inc. dated April 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC.
(Registrant)

Date: April 22, 2014	By	/s/ Kenton R. Rose
Name: Kenton R. Rose
Title: Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Beam Inc. dated April 22, 2014

4